EXHIBIT 10.82
                                    AGREEMENT


         Bailey Manufacturing Corporation ("Bailey") (formerly known as Bailey Corporation) and Emhart Corporation ("Emhart") enter into the following agreement with respect to the Solvents Recovery Service of New England ("SRSNE") Superfund Site and the Old Southington Landfill ("OSL") Superfund Site.

         WHEREAS, the U.S. Environmental Protection Agency ("EPA") has notified both Bailey and Emhart that they have liability for costs at the SRSNE Superfund Site for wastes attributed to USM Corporation (Seabrook, NH) ("USM/Seabrook") and USM Corporation (Amesbury, MA) ("USM/Amesbury");

         WHEREAS, EPA has notified both Bailey and Emhart that they have liability for costs at the OSL Superfund Site for wastes attributed to USM/Amesbury; and

         WHEREAS, Bailey and Emhart wish to allocate responsibility between themselves for all costs associated with EPA's claims for the SRSNE Site and the OSL Site which are attributable to or arise out of USM/Seabrook or USM/Amesbury;

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, Bailey and Emhart agree as follows:

         1. For purposes of this Agreement, "sole responsibility" means all costs associated with EPA's claims for the remediation and monitoring of the site in issue, including all "Operable Units" and all cost recovery and contribution actions arising therefrom but not including natural resource damage claims and private third party claims for personal injury or property damage.

         2. At the SRSNE Site, Bailey assumes sole responsibility for wastes attributed to USM/Seabrook, and Emhart assumes sole responsibility for wastes attributed to USM/Amesbury.

         3. At the OSL Site, Emhart assumes sole responsibility for wastes attributed to USM/Amesbury.

         4. Each party agrees that it will defend and indemnify the other party against any and all claims, costs, suits, expenses and the like, for which that party has agreed to assume sole responsibility under this Agreement.

         5. This Agreement is made without admission of liability regarding the SRSNE and OSL Superfund Sites, and Bailey and Emhart explicitly deny any liability with respect to the SRSNE and OSL Superfund Sites. Further, this Agreement is for purposes of the SRSNE and OSL Sites only and is made without prejudice to Bailey and Emhart asserting different positions regarding liability, cost sharing, or indemnification, or insurance coverage, for environmental liabilities at any other sites or in any other litigation arising between Bailey and Emhart, including at the SRSNE and OSL Superfund Sites for matters other than those allocated by this Agreement.

         6. As indicated in Appendix A, Bailey has made payments in the amount of $1,581 to the SRSNE PRP Group for USM/Amesbury. Within thirty (30) days of the effective date of this Agreement, Emhart will forward to Bailey a check in the amount of $1,581 in full satisfaction of all sums that Bailey has paid to date in connection with the SRSNE and OSL Sites on behalf of USM/Amesbury.

         7. Bailey and Emhart have entered into a separate document entitled "Joint Declaration Between Bailey Manufacturing Corporation and Emhart Corporation Regarding the Solvents Recovery Service of New England Superfund Site and the Old Southington Landfill Superfund Site, Southington, Connecticut" ("Joint Declaration"), for the purposes of satisfying EPA's need for a joint declaration to allocate liability between the parties for the SRSNE and OSL Sites. The Joint Declaration is attached hereto as Appendix B. To the extent that there may be any conflict between the terms of the Joint Declaration and this Agreement, the terms of this Agreement shall govern.

         8. Bailey and Emhart covenant not to sue or make claims against each other or insurers of each other regarding the SRSNE and OSL Sites; provided, however, that the parties may bring suit against each other to enforce the terms of this Agreement.

         9. This Agreement shall be governed by the laws of the State of New Hampshire.

         10. If any provision of this Agreement shall be adjudged to be illegal or otherwise contrary to law in a final nonappealable ruling by a court having jurisdiction over the matter, that provision shall be deemed to have been struck from this Agreement and all remaining provisions shall remain in full force and effect.

         11. This Agreement may be executed in one or more counterparts, each of which shall constitute a separate document, and all of which taken together shall constitute a single Agreement.

         12.  This  Agreement  shall  become  effective   immediately  upon  its
execution by duly authorized representatives of Bailey and Emhart.


                                         BAILEY MANUFACTURING CORPORATION



                                         By: /s/ Leonard J. Heilman
                                                  Duly Authorized



                                         Leonard J. Heilman
                                         Typed Name of Signator


                                         Executive Vice President
                                         Title


                                           2/10/95
                                         Date



                                         EMHART CORPORATION


                                         By: /s/ Linda H. Biagioni
                                                  Duly Authorized


                                         Linda H. Biagioni
                                         Typed Name of Signator


                                         Vice President, Environmental Affairs
                                         Title


                                           12/27/94
                                         Date


                                   APPENDIX A


                PAYMENTS MADE BY BAILEY MANUFACTURING CORPORATION
                      TO THE SRSNE SUPERFUND SITE PRP GROUP
                                 (AS OF 8/8/94)



GROUP               BAILEY           USM/                 USM/                    TOTAL PAID
ASSESSMENT #         CORP.           SEABROOK            AMESBURY                BY BAILEY

  1                   40                134                  76                      250

  2                  100                  0*                  0**                 [100 credit to Bailey]

  3                   62                207                   117                    386

  4                  188                633                   357                  1,178

  5                  544              1,827                 1,031                  3,402

Total Paid
to Date:            $934             $2,801                $1,581                 $5,316

# Gallons          9,067             30,470                17,215                 56,752 Total

% Gallons          15.98%            53.69%                30.33%                 100.0%



              *Bailey owes $150 to                       B&D owes Bailey $1,581
               SRSNE Group                               **B&D owes SRSNE Group $250

                                   APPENDIX B

                            JOINT DECALRATION Between
                      BAILEY MANUFACTURING CORPORATION And
                               EMHART CORPORATION
                                  Regarding the
                  SOLVENTS RECOVERY SERVICE of NEW ENGLAND SITE
                                     And the
                          OLD SOUTHINGTON LANDFILL SITE
                            Southington, Connecticut

         This Joint Declaration sets forth an agreement between Bailey Manufacturing Corporation ("Bailey") (formerly known as Bailey Corporation) and Emhart Corporation ("Emhart") relating to EPA's claims against "Bailey Corp. Parties/Emhart Corporation" at the Solvents Recovery Service of New England ("SRSNE") Superfund Site and the Old Southington Landfill Superfund Site ("OSL").

         At the SRSNE Site, Bailey and Emhart agree to the following terms as they relate to "Bailey Corp. Parties/Emhart Corporation" listed on the July 7, 1993 EPA volumetric ranking. Bailey agrees to accept responsibility for the costs associated with EPA's claims against "Bailey Corp." and "U.S.M. Corp. (Seabrook, NH)." Emhart agrees to accept responsibility for the costs associated with EPA's claims against "U.S.M. Corp. (Amesbury, MA)." The U.S.M. Corp. (Amesbury, MA) shipments will be aggregated under the entity designated as "Black & Decker-Related Parties" on the July 7, 1993 EPA volumetric ranking.

         At the OSL Site, Emhart agrees to accept responsibility for costs associated with EPA's claims against "Bailey Corp. Parties/Emhart Corporation - U.S.M. Corp. (Amesbury, MA)." The U.S.M. Corp. (Amesbury, MA) shipments will be aggregated under the entity designated as "Black & Decker-Related Parties" on the February 24, 1994 EPA volumetric ranking.

         This Joint Declaration between Bailey and Emhart is made without admission of liability regarding the SRSNE and OSL Sites, and Bailey and Emhart explicitly deny any liability with respect to the SRSNE and OSL Sites. Further, this declaration is for purposes of EPA claims regarding the SRSNE and OSL Sites only and is made without prejudice to Bailey and Emhart asserting different positions regarding liability, cost sharing, or indemnification with respect to claims by other persons or with respect to environmental liabilities at any other sites.

On behalf of Bailey
  Manufacturing Corporation              On behalf of Emhart Corporation


Name: Leonard J. Heilman                 Name: Linda H. Biagioni
Title: Executive Vice President          Title: Vice President, Environ. Affairs
Date:    2/10/95                         Date:       12/27/94